EXHIBIT 99.1

Lakeland Bancorp Announces 5% Stock Dividend

OAK RIDGE, N.J., May 21, 2014 (GLOBE NEWSWIRE) -- The Board of Directors of Lakeland Bancorp, Inc. (Nasdaq:LBAI) has announced today that it has declared a 5% stock dividend per common share payable on June 17, 2014, to shareholders of record at the close of business on June 3, 2014.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipates", "projects", "intends", "estimates", "expects", "believes", "plans", "may", "will", "should", "could", and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company's markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company's lending and leasing activities, customers' acceptance of the Company's products and services, competition and the failure to realize anticipated efficiencies and synergies of the merger between Lakeland Bancorp, Inc. and Somerset Hills Bancorp. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

About Lakeland Bank

Lakeland Bancorp, the holding company for Lakeland Bank, has $3.4 billion in total assets with 52 offices spanning eight northern New Jersey counties: Bergen, Essex, Morris, Passaic, Somerset, Sussex, Union and Warren. Lakeland Bank is the second largest commercial bank headquartered in the state and offers an extensive array of consumer and commercial products and services, including online and mobile banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about the full line of products and services, visit LakelandBank.com.

CONTACT: Thomas J. Shara
         President & CEO

         Joseph F. Hurley
         EVP & CFO
         973-697-2000